                                                                   EXHIBIT 4.2.2
                          SECURITIES RIGHTS AGREEMENT

          This SECURITIES RIGHTS AGREEMENT (this "Agreement") is entered into as of August __, 2001 by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and the undersigned purchasers of Series A Preferred Stock of the Company and the holders of Warrants to purchase Common Stock (the "Purchasers") listed on Exhibits A and B hereto. The Company and such holders
                        ----------------
are sometimes referred to herein collectively as the "Parties" or each individually as a "Party."

                                   RECITALS
                                   --------

          WHEREAS, certain stockholders and warrant holders of the Company hold registration rights pursuant to that certain Fourth Amended and Restated Rights Agreement dated January 12, 2000 (the "Current Rights Agreement");

          WHEREAS, the Securities Purchase Agreement dated August __, 2001 (the "Purchase Agreement") between the Company and the Purchasers provides that a condition to the Purchasers' obligations thereunder is that such Purchasers shall enter into this Agreement which grants Purchasers certain registration rights consistent with but subordinate to the registration rights granted under the Current Rights Agreement; and

          WHEREAS, in order to induce the Company and the Purchasers to enter into the Purchase Agreement, the parties hereto desire to enter into this Agreement.

                                   AGREEMENT
                                   ---------

          In consideration of the foregoing and of the mutual promises and covenants contained herein, the Parties agree as follows:

          1.   Registration Rights.
               -------------------

               1.1  Certain Definitions. As used in this Agreement, the
                    -------------------
following terms shall have the following respective meanings:

                    (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                    (b) "Holder" means any person or persons to whom Registrable Securities were originally issued or permitted transferees under Section 1.11 hereof who hold Registrable Securities.

                    (c) "Registrable Securities" means (i) the shares of the Company's Series A Preferred Stock issued and sold by the Company pursuant to the Purchase Agreement and Common Stock issued or issuable upon conversion of such Series A Preferred Stock, and

(ii) the Warrant Stock identified on Exhibit B and (iii) stock issued in respect
                                     ---------
of the stock referred to in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold to the public. Except for subsections 1.3, 1.4, 1.9 and 2.4 of this Agreement or as otherwise provided herein, Registrable Securities shall also mean shares of Common Stock identified on Exhibit B hereto. Notwithstanding anything herein to the contrary,
              ---------
securities held by a Holder shall not be Registrable Securities in the event such Holder would be able to sell all such Registrable Securities on an unrestricted basis and without volume limitation pursuant to Rule 144 promulgated under the Securities Act (or any successor rule).

          (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (e) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 1.2, and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and including the reasonable fees and costs of one special counsel for the Holders whose shares are being registered.

          (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (g) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for the selling Holders (other than those included in Registration Expenses).

          (h) "Warrant Stock" means the shares of the Company's capital stock issuable upon exercise of outstanding warrants issued to the Purchasers listed on Exhibit B.
   ---------

     1.2  Company Registration.
          --------------------

          (a) Notice of Registration.  If, at any time prior to June 23, 2004,
              ----------------------
the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction under Rule 145 under the Securities Act, or
(iii) a registration effected pursuant to Section 1.3 hereof, the Company will:

              (i)  promptly give to each Holder written notice thereof; and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a)(i). In such event the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of Holders holding a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 1.2, if the managing underwriter determines in its good faith judgment that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of securities that may be included in the registration and underwriting (other than in behalf of the Company) shall first be allocated on a pro rata basis among all Holders in proportion to the respective amounts of the Registrable Securities held by all Holders and then, if additional Registrable Securities may be included, among all other Holders, in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided,
                                                                   --------
however, unless otherwise agreed upon by the holders of a majority of the shares
-------
desiring to participate in the offering, in no event shall the amount of Registrable Securities of the Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering. No securities of the Company held by parties other than the Holders or the Company shall be included in any registration and underwriting to which this Section applies if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will thereby be limited. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

     1.3  Registration on Form S-3.
          ------------------------

          (a) If any Holder or Holders holding in the aggregate not less than ten percent of the then outstanding Registrable Securities (the "Initiating Holders"), request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.3(a) in any six month period.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to Section 1.3(a):

          (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (ii) within 180 days after the effective date of any registration of the Company under the Securities Act, other than a registration relating solely to employee benefit plans or a registration relating solely to a transaction under Rule 145 under the Securities Act; or

          (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety days from the receipt of the request to file such registration by such Holder, provided that the Company may not use this right more than once in any twelve month period.

     (c)  Underwriting. In the event that a registration pursuant to Section 1.3
          ------------
is for a registered public offering involving an underwriting, the Company shall so advise the Holders by promptly giving written notice of the proposed registration to all other Holders. In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.3, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

   The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, as applicable, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 1.3, if the managing underwriter advises the Initiating Holders, in writing that, in its good faith judgment, marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

   If the number of Registrable Securities excluded from the underwriting exceeds fifty percent (50%) of the total Registrable Securities requested to be included in such underwriting by the Holders, then Holders of a majority of the Registrable Securities requested to be included in such underwriting may elect to terminate the registration and underwriting and such terminated registration shall not count as a registration effected under this Section 1.3.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.

          1.4  Expenses of Registration.  All Registration Expenses shall be
               ------------------------
borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          1.5  Registration Procedures.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and such amendment thereof and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty days or until the distribution described in the Registration Statement has been completed;

               (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

               (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.6  Indemnification.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any Rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

          (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the foregoing, if (i) the Company and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action, suit or proceeding (including impleaded parties) include the Company and the Indemnified Party, and representation of the Company and the Indemnified Party by the same counsel would, in the opinion of counsel to the Indemnified Party, create a conflict; provided further that, unless otherwise agreed by the Company, if the Company is obligated to pay the fees and expenses of such counsel, the Company shall be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, for the Indemnified Party, as well as the fees and expenses associated with local counsel.

          1.7  Information by Holder.  The Holders of securities included in any
               ---------------------
registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.8  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act").

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any Rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company will take action reasonably requested by a Holder to facilitate the transfer of Registrable Securities pursuant to Rule 144 of the Securities Act of 1933.

          1.9  Transfer of Registration Rights.  The rights to cause the Company
               -------------------------------
to register securities granted to the Holders under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such assignment or transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, and (iii) either (A) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, dividends, distributions and recapitalizations) not sold to the public, or (B) such assignee or transferee is a partner or limited partner, shareholder, subsidiary, affiliate, family member, family trust or the estate of the Holder.

          1.10 Rights Subordinate to the Current Rights Agreement.  Pursuant to
               --------------------------------------------------
Section 1.5 of the Current Rights Agreement, the Company and the undersigned Holders, agree that all rights and obligations under this Agreement are subordinate to the rights and obligations as between the Company and the parties thereto in the Current Rights Agreement.

     2.   Affirmative Covenants of the Company and Purchasers.
          ---------------------------------------------------

          2.1  Cooperation of Other Purchasers.  Each Purchaser agrees to
               -------------------------------
cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Wasserstein SBIC Ventures II, L.P. ("WSV"), a copy of which is attached hereto as Exhibit C,
                                                                      ---------
regarding small business matters (the "Small Business Sideletter"), including without limitation, voting to approve amending the Company's Certificate of Incorporation, the Company's bylaws or this Agreement in a manner reasonably acceptable to the Purchasers and WSV or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a Regulatory Problem (as defined in the Small Business Sideletter). Anything contained in this Section 2 to the contrary notwithstanding, no Investor shall be required under this Section 2 to take any action that would adversely affect in any material respect such Investor's rights under this Agreement or as an Investor of the Company.

          2.2  Covenant Not to Amend.  The Company and each Purchaser agrees not
               ---------------------
to vote in favor of or take any action relating to the Series A Preferred Stock of the Company, or amend or waive the voting or other provisions of the Company's Certificate of Incorporation, the Company's bylaws, this Agreement or the other agreements delivered in connection with the issuance and sale of the Series A Preferred Stock of the Company if such action, amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter). WSV agrees to notify the Company if it would have a Regulatory Problem promptly after it has notice of such action, amendment or waiver.

     3.   Miscellaneous.
          -------------

          3.1  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as applied to transactions taking place between California residents and wholly within the State of California

          3.2  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by any Preferred Holder and the closing of the transactions contemplated hereby.

          3.3  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          3.4  Entire Agreement; Amendment.  This Agreement constitutes the full
               ---------------------------
and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the Company and beneficial Holders of at least two-thirds of the then outstanding Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or
                --------  -------
waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged of terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 2.4

               3.5  Notices, etc. All notices and other communications required
                    ------------
or permitted hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, return receipt requested, or by courier, addressed (a) if to any Preferred Holder or Holder, at such Holder's address as set forth in the Company's records, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 22/nd/ Fourth Street, 16th Floor, San Francisco, CA 94103, or at such other address as the Company shall have furnished to such Holders in writing. Notices that are mailed shall be deemed to have been given five days after deposit in the United States mail and notices delivered personally or by courier shall be deemed to have been given upon delivery to recipient's address.

               3.6  Delays or Omissions. Except as expressly provided herein, no
                    -------------------
delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

               3.7  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     Severability.  If any provision of this Agreement, or the application
     ------------
thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Rights Agreement as of the date first written above.

                                   SALON MEDIA GROUP, INC.



                                   By:____________________________________
                                        Michael O'Donnell, President


                                        HOLDER:


                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________